Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 15, 2021, with respect to the consolidated financial statements of Accenture plc, and the effectiveness of internal control over financial reporting incorporated herein by reference.
Our report refers to the September 1, 2019 adoption of Accounting Standards Update (ASU) No. 2016-02, Leases, and related updates, which established Accounting Standards Codification Topic 842, Leases.
/s/ KPMG LLP

Chicago, Illinois
January 27, 2022